United States Securities and Exchange Commission

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]       Preliminary Proxy Statement

[ ]       Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]       Definitive Proxy Statement

[X]       Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-12

Federated Global Allocation Fund

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]       No fee required.

[ ]       Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies:
2.	Aggregate number of securities to which transaction applies:
3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4.	Proposed maximum aggregate value of transaction:
5.	Total fee paid:

[ ]       Fee paid previously with preliminary proxy materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)       Amount Previously Paid:

____________________________________________________________

2)       Form, Schedule or Registration Statement No.:

____________________________________________________________

3)       Filing Party:

____________________________________________________________

4)       Date Filed:

____________________________________________________________

Pending shareholder approval, as of the close of business on May 10, 2019, Federated Absolute Return Fund will reorganize into Federated Global Allocation Fund.

Our records indicate that you or a family member have shares in the Federated Absolute Return Fund.  A proxy/registration statement on form N-14 that provides the details of the tax free reorganization was mailed on March 20, 2019.

The shareowner meeting date is scheduled for April 25, 2019.  We strongly encourage ALL shareholders to vote their shares as every vote is crucial.  Voting now will also alleviate additional fund expense for all shareholders.

If a copy of the proxy documents is needed, or if you have any questions, please email Corporate Actions at corporateactions@federatedinv.com.

We appreciate your time and attention on this matter.

For Institutional Investor / Investment Professional Use Only
Not for distribution to the general public

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Copyright 2019 © Federated Investors, Inc.